UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2018

DROPCAR, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

DropCar, Inc.

1412 Broadway, Suite 2105

New York, New York 10018

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (646) 342-1595

WPCS International Incorporated

521 Railroad Avenue

Suisun City, California 94585

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On January 30, 2018, DropCar, Inc., formerly known as WPCS International Incorporated (the “Company”), completed its business combination with DropCar, Inc. (“Private DropCar”) in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of September 6, 2017, as subsequently amended, by and among the Company, DC Acquisition Corporation (“Merger Sub”), and Private DropCar (as amended, the “Merger Agreement”), pursuant to which Merger Sub merged with and into Private DropCar, with Private DropCar surviving as a wholly owned subsidiary of the Company (the “Merger”). On January 30, 2018, in connection with, and prior to the completion of, the Merger, the Company effected a 1:4 reverse stock split of its common stock (the “Reverse Stock Split”), and on January 30, 2018, immediately after completion of the Merger, the Company changed its name to “DropCar, Inc.” Following the completion of the Merger, the Company will operate with multiple lines of businesses, one of which operates in the emerging automotive support services market.

Under the terms of the Merger Agreement, the Company issued shares of its common stock to Private DropCar’s stockholders, at an exchange ratio of 0.3273 shares of the Company’s common stock, after taking into account the Reverse Stock Split, for each share of (i) Private DropCar common stock and preferred stock and (ii) Private DropCar warrants, in each case, outstanding immediately prior to the Merger. The exchange ratio was determined through arms’-length negotiations between the Company and Private DropCar.

Immediately after the Merger, there were 7,811,888 shares of the Company’s common stock outstanding. Immediately after the Merger, the former securityholders of Private DropCar, together with Private DropCar advisors in connection with the Merger, Alpha Capital Anstalt and Palladium Capital Advisors, owned approximately 77.1% of the outstanding common stock of the Company, with the Company’s stockholders immediately prior to the Merger owning approximately 22.9% of the outstanding common stock of the Company. Approximately 50% of the Company’s common stock outstanding immediately after the Merger is held by stockholders party to lock-up agreements or “dribble-out” agreements, pursuant to which such stockholders have agreed, except in limited circumstances, not to sell or transfer, or engage in swap or similar transactions with respect to, certain shares of the Company’s common stock, including, as applicable, shares received in the Merger and issuable upon exercise of certain warrants and options. The lock-up period varies from three months to one year.

The shares of the Company’s common stock issued to the former stockholders of Private DropCar were registered with the U.S. Securities and Exchange Commission (the “SEC”) on a Registration Statement on Form S-4 (Reg. No. 333-220891) (the “Registration Statement”).

The Company’s shares of common stock listed on The Nasdaq Capital Market, previously trading through the close of business on January 30, 2018 under the ticker symbol “WPCS,” commenced trading on The Nasdaq Capital Market, on a post-Reverse Stock Split adjusted basis, under the ticker symbol “DCAR” on January 31, 2018. The Company’s common stock has a new CUSIP number, 26210U 104.

The foregoing description of the Merger Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 3.03. Material Modifications to Rights of Security Holders.

As previously disclosed, at the special meeting of the Company’s stockholders held on January 30, 2018, the Company’s stockholders approved a certificate of amendment to the certificate of incorporation, as amended, of the Company (the “Company Charter”) to effect the Reverse Stock Split and approved a certificate of amendment to the Company Charter to change the Company’s name from “WPCS International Incorporated” to “DropCar, Inc.”

On January 30, 2018, in connection with the Merger, the Company filed the certificate of amendment to the Company Charter with the Secretary of State of the State of Delaware to effect the Reverse Stock Split. As a result of the Reverse Stock Split, the number of issued and outstanding shares of the Company’s common stock immediately prior to the Reverse Stock Split was reduced into a smaller number of shares, such that every four shares of the Company’s common stock held by a stockholder immediately prior to the Reverse Stock Split were combined and reclassified into one share of the Company’s common stock after the Reverse Stock Split. Immediately following the Reverse Stock Split and the Merger, there were 7,811,888 shares of the Company’s common stock outstanding.

No fractional shares were issued in connection with the Reverse Stock Split. In accordance with the certificate of amendment to the Company Charter, any fractional shares resulting from the Reverse Stock Split were rounded down to the nearest whole number and each stockholder who would otherwise be entitled to a fraction of a share of common stock upon the consummation of the Reverse Stock Split (after aggregating all fractions of a share to which such stockholder would otherwise be entitled) shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the opening price of the Company’s common stock on The Nasdaq Capital Market on January 31, 2018.

On January 30, 2018, in connection with, and immediately following, the Merger, the Company filed a certificate of amendment to the Company Charter with the Secretary of State of the State of Delaware to change the Company’s name from “WPCS International Incorporated” to “DropCar, Inc.”

The foregoing description of the certificates of amendment to the Company Charter are not complete and are subject to and qualified in their entirety by reference to each such certificate of amendment to the Company Charter, copies of which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 4.01 Change in Registrant’s Certifying Accountant.

(a)

On January 30, 2018, the Audit Committee (the “Audit Committee”) of the board of directors of the Company approved the dismissal of Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm, effective immediately.

The reports of Marcum on the Company’s financial statements for each of the two fiscal years ended April 30, 2017 and April 30, 2016 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Company’s financial statements for each of the two fiscal years ended April 30, 2017 and April 30, 2016, and in the subsequent interim period through January 30, 2018, there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between the Company and Marcum on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to the subject matter of the disagreement in their reports.

The Company provided Marcum with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that Marcum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements contained herein.

A copy of Marcum’s letter, dated February 1, 2018 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)

On January 30, 2018, the Audit Committee approved, on behalf of the Company, the engagement of EisnerAmper LLP (“Eisner”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 and December 31, 2018. Prior to the completion of the Merger, Eisner served as the auditor of Private DropCar since April 24, 2017.

During the years ended December 31, 2017 and 2016, and the subsequent interim period through January 30, 2018, neither the Company nor anyone on its behalf consulted with Eisner, regarding either (i) the application of accounting principles to a specific transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Eisner concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 5.01. Changes in Control of Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Pursuant to the Merger Agreement, all of the directors of the Company prior to the Merger, other than two designees mutually agreed upon by the Company and Private DropCar to remain on the board of directors, resigned as directors immediately prior to the effective time of the Merger. Those two remaining directors then appointed, effective as of the effective time of the Merger, six designees selected by Private DropCar.

In accordance with the Merger Agreement, on January 30, 2018, immediately prior to the effective time of the Merger, Charles Benton, Norm Dumbroff, Edward Gildea, Jonathan Schechter and Brian Daly resigned from the Company’s board of directors and any respective committees of the board of directors to which they belonged. Following such resignations, the Company’s board of directors was comprised of Sebastian Giordano and Joshua Silverman, and effective as of the effective time of the Merger the following individuals were appointed to the Company’s board of directors: Brian Harrington, Zvi Joseph, Solomon Mayer, David Newman, Spencer Richardson and Greg Schiffman.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

In accordance with the Merger Agreement, on January 30, 2018, immediately prior to the effective time of the Merger, Charles Benton, Norm Dumbroff, Edward Gildea, Jonathan Schechter and Brian Daly resigned from the Company’s board of directors and any respective committees of the board of directors to which they belonged, which resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

Also on January 30, 2018, immediately prior to the effective time, Sebastian Giordano, the Company’s Chief Executive Officer, and David Allen, the Company’s Chief Financial Officer, resigned as officers of the Company. In connection with their respective resignations, each of Mr. Giordano and Mr. Allen entered into a separation agreement, effective as of January 30, 2018 (the “Giordano Agreement” and the “Allen Agreement,” respectively, and collectively, the “Separation Agreements”), with the Company. Each of the Giordano Agreement and Allen Agreement includes a customary release by Mr. Giordano and Mr. Allen, respectively, of certain claims against the Company that are held by Mr. Giordano and Mr. Allen, respectively.

Pursuant to the Giordano Agreement, Mr. Giordano ceased serving as an employee of the Company effective as of January 30, 2018 (the “Separation Date”). Pursuant to the Giordano Agreement, Mr. Giordano was entitled to a severance payment equal to $350,000.

Pursuant to the Allen Agreement, Mr. Allen ceased serving as an employee of the Company effective as of the Separation Date. Pursuant to the Allen Agreement, Mr. Allen was entitled to a severance payment equal to $150,000.

The payment of the severance benefits was made immediately following the closing of the transactions contemplated by the Merger Agreement, as contemplated by the Merger Agreement.

The foregoing description of the material terms of the Separation Agreements is not complete and is subject to and qualified in its entirety by reference to the full text of the Separation Agreements, copies of which are attached hereto as Exhibit 10.2 and 10.3, respectively, and are incorporated herein by reference.

(c)

On January 30, 2018, effective as of the effective time of the Merger, the Company’s board of directors appointed Spencer Richardson as Chairman of the Company’s board of directors and as the Company’s Chief Executive Officer. In addition, the Company’s board of directors appointed David Newman as Vice Chairman of Company’s board of directors and as the Company’s Chief Business Development Officer, Paul Commons as the Company’s Chief Financial Officer, Daniel Gelbtuch as the Company’s Vice President Corporate Finance and Communication and Leandro Larroulet as the Company’s Chief Information Officer, each to serve at the discretion of the Company’s board of directors. There are no family relationships among any of the Company’s directors and executive officers. Except for the employment agreements described below, there are no arrangements or understandings between each officer of the Company and any other person pursuant to which such officer was elected as an officer of the Company. The Company is not aware of any transactions in which any of Mr. Richardson, Mr. Newman, Mr. Commons, Mr. Gelbtuch or Mr. Larroulet has an interest that would require disclosure under Item 404(a) of Regulation S-K.

Employment Agreements

Mr. Richardson and Mr. Newman

DropCar has entered into employment agreements with Mr. Richardson and Mr. Newman as described below, and standard confidential information and/or inventions assignment agreements, under which each of its named executive officers has agreed not to disclose DropCar’s confidential information.

In connection with the signing of the Merger Agreement, DropCar entered into employment agreements with each of Mr. Richardson and Mr. Newman pursuant to which Mr. Richardson will serve as DropCar’s Chief Executive Officer and Mr. Newman will serve as DropCar’s Chief Business Development Officer. Each of the employment agreements provides for an initial term of three (3) years with automatic one (1) year renewals.

Each of the employment agreements for Mr. Richardson and Mr. Newman provide for the following cash-based compensation: (a) an annual base salary equal to $275,000, subject to a 10% increase per year; (b) bonus payment of $250,000 in connection with the closing of the Merger; (c) quarterly bonuses of at least $12,500; (d) milestone bonus payments based on DropCar’s achievement of certain specified milestones; and (e) allowances for automobile, medical and dental.

Mr. Richardson and Mr. Newman are also each entitled to annual option grants equivalent to 1% of the outstanding shares of the Company. Subject to continued employment through each vesting date, these annual grants will vest and become exercisable with respect to 1/8th of the shares on each 90th day following the date of grant; provided that all options will vest on a change of control of DropCar. In addition to annual option grants, Mr. Richardson and Mr. Newman are each eligible to receive additional option grants based on DropCar’s achievement of certain specified milestones.

In the event that Mr. Richardson’s or Mr. Newman’s employment with DropCar is terminated (a) by DropCar without “cause” (including as a result of death or disability) following the end of the initial term, (b) by either Mr. Richardson or Mr. Newman for “good reason”, or (c) due to non-renewal of the initial term by DropCar, then DropCar shall pay or provide (x) 24 months’ of salary continuation, (y) $100,000 (such amount representing the guaranteed quarterly bonus for 24 months), and (z) to the extent unvested, full acceleration of the vesting of any outstanding options.

In addition, each of Mr. Richardson and Mr. Newman has entered into a non-solicitation and non-competition agreement that applies during the term of employment and for 12 months thereafter.

Mr. Commons

In addition to its employment agreements with each of Mr. Richardson and Mr. Newman, on January 22, 2018, the Company entered into an employment agreement with Mr. Commons pursuant to which Mr. Commons will serve as DropCar’s Chief Financial Officer. The employment agreement provides for an initial term of three (3) years with automatic one (1) year renewals. The employment agreement for Mr. Commons provides for an annual base salary equal to $220,000 and quarterly bonuses equal to $5,000. Mr. Commons is also entitled to annual option grants equivalent to 1% of the outstanding shares of the Company. Subject to continued employment through each vesting date, these annual grants will vest and become exercisable with respect to 1/3 of the shares on the first anniversary of the effective date of the employment agreement, with the remaining 2/3 vesting in equal installments on a quarterly basis beginning on the last day of the next calendar quarter after the date on which the initial 1/3 of the shares vested.

In the event that Mr. Commons’s employment with DropCar is terminated (a) by DropCar without “cause” or (b) by Mr. Commons for “good reason” at any time during the 90 days following the effective date of the employment agreement, then for the nine month period following the termination date, DropCar shall continue to pay to Mr. Commons (i) one-twelfth of his annual base salary each month and (ii) his quarterly bonus payments.

In addition, Mr. Commons has entered into a non-solicitation and non-competition agreement that applies during the term of employment and for 12 months thereafter.

As of the date hereof, the Company has not entered into an employment agreement or other arrangement with Mr. Gelbtuch or Mr. Larroulet.

Each of Mr. Richardson, Mr. Newman, Mr. Commons, Mr. Gelbtuch and Mr. Larroulet entered into an indemnification agreement with the Company on January 30, 2018 immediately following the Merger. A copy of the form of indemnification agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The foregoing description of the material terms of the employment agreements between the Company and each of Mr. Richardson, Mr. Newman and Mr. Commons is not complete and is subject to and qualified in its entirety by reference to the full text of each such employment agreement, copies of which are attached hereto as Exhibit 10.4, 10.5 and 10.6, respectively, and are incorporated herein by reference.

Executive Officers

Spencer Richardson

Mr. Richardson has served as Co-Founder and Chief Executive Officer of Private DropCar since its inception in September 2014. Prior to his service with Private DropCar, from March 2009 through February 2016, Mr. Richardson served as Co-Founder and Chief Executive Officer of FanBridge, Inc., a platform that enables clients, such as musicians, comedians, influencers, and anyone with a fan base, to manage fan acquisition, retention, and engagement. In 2012, Forbes Magazine selected Mr. Richardson as a “30 Under 30” innovator. Mr. Richardson currently serves on the boards of directors of numerous private companies. Mr. Richardson holds a B.S. in Finance and Marketing from New York University Stern School of Business.

David Newman

Mr. Newman has served as Co-Founder, Secretary and Treasurer of Private DropCar since its inception in September 2014 and as Chief Business Development Officer since April 2017. Mr. Newman has served as President of David B. Newman Consultants, Inc., a New York-based consulting corporation, as President of Rockland Westchester Legal Services, PC, a New York-based legal services company, and as a Senior Managing Director of Brock Securities LLC, a broker-dealer that provides investment banking and advisory services, in each instance since August 2012. He previously served as a director of United Realty Trust Inc., a public real estate investment trust, from August 2012 through September 2015. Mr. Newman holds a B.B.A. in Business Management from Hofstra University and a J.D. from Fordham Law School.

Paul Commons

Mr. Commons joined Private DropCar in January 2018 as its Chief Financial Officer. Prior to joining Private DropCar, Mr. Commons served as the Chief Financial Officer of Zipz Inc., a packaging tech company, from May 2015 through November 2017. Prior to that, from October 2007 through May 2015, Mr. Commons served in a variety of roles at WPC Worldwide, which provided CFO consulting services to tech companies, including as the Chief Financial Officer from May 2013 to May 2015. Mr. Commons holds a B.I.A. from Kettering University and an MBA in Finance from the University of Denver.

Daniel Gelbtuch

Mr. Gelbtuch joined Private DropCar in July 2017 as its Vice President of Corporate Finance and Communications. Prior to joining Private DropCar, Daniel was the Co-Founder and Managing Partner of Cedar Grove Capital, an owner/operator of multi-family apartment complexes, from June 2015 through June 2017. From July 2012 through March 2016, Daniel was the CEO of Hot Tin Roof LLC, an investor relations and corporate finance consulting firm with publicly-traded clients such as Neonode (NEON), Marathon Patent, (MARA) IDT, StraightPath (STRP), Vuzix (VUZI), and Walker Innovation (WLKR). From 2008-2010, Mr. Gelbtuch managed the technology stock portfolio at Roaring Brook Capital, a multi-sector long/short hedge fund. From 2001-2007, Daniel was a Senior Equities Analyst at CIBC World Markets covering the semiconductor and intellectual property sectors. Mr. Gelbtuch received a J.D. from Cardozo Law and a BA in Economics from Yeshiva University.

Leandro Larroulet

Mr. Larroulet joined Private DropCar in July 2017 as its Chief Information Officer. Prior to joining Private DropCar, Mr. Larroulet served as Chief Operating Officer (COO) for the Argentina based global technology development and consulting firm FDV Solutions from September 2016 to June 2017. Previously Mr. Larroulet held roles at FDV including Senior Project Manager, Software Developer and Network Operator, dating back to September 2007. Mr. Larroulet graduated from FIUBA (Engineering University of Buenos Aires), and also currently serves as both a member of their curricular commission for Information Systems as well as an auxiliary teacher for their Information Analysis program.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)

To the extent required by Item 5.03 of Form 8-K, the information contained in Item 2.01 and Item 3.03 of this Current Report on Form 8-K is incorporated by reference herein.

(b)

On January 30, 2018, the Company determined to change its fiscal year. Effective January 30, 2018, the last day of the Company’s fiscal year is December 31.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Merger, the Company’s board of directors adopted a code of business conduct and ethics (the “Code”) effective as of the effectiveness of the Merger. The Code applies to all directors, officers and employees of the Company.

The foregoing description of the Code does not purport to be complete and is qualified in its entirety by reference to the full text of the Code, a copy of which is attached hereto as Exhibit 14.1 and incorporated herein by reference.

The Code will also be posted on the Company’s website at www.dropcar.com. The Company also anticipates filing any future amendment or waiver of the Code on the Company’s website within four business days of the date thereof. The contents of the Company’s website are not incorporated by reference in this report or made a part hereof for any purpose.

Item 8.01. Other Events.

On January 31, 2018, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of business acquired.

The Company intends to file the financial statements of Private DropCar required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

The Company intends to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description

2.1^	Agreement and Plan of Merger and Reorganization, dated as of September 6, 2017, as amended, by and among WPCS International Incorporated, DC Acquisition Corp. and DropCar, Inc. (incorporated by reference from Annex A to the Company’s Proxy Statement/Prospectus/Information Statement filed with the SEC on December 18, 2017)

3.1	Certificate of Amendment (Reverse Stock Split) to the Amended and Restated Certificate of Incorporation, dated January 30, 2018

3.2	Certificate of Amendment (Name Change) to the Amended and Restated Certificate of Incorporation, dated January 30, 2018

10.1+	Form of Indemnification Agreement between the Company and each of its directors and officers

10.2+	Separation Agreement by and between the Company and Sebastian Giordano dated as of January 30, 2018

10.3+	Separation Agreement by and between the Company and David Allen dated as of January 30, 2018

10.4+	Employment Agreement by and between Private DropCar and Spencer Richardson, dated as of September 6, 2017

10.5+	Employment Agreement by and between Private DropCar and David Newman, dated as of September 6, 2017

10.6+	Employment Agreement by and between Private DropCar and Paul Commons, dated as of January 22, 2018

14.1	Code of Business Conduct and Ethics

16.1	Letter from Marcum LLP dated February 1, 2018

99.1	Press Release issued by the Company on January 31, 2018

^	The schedules and exhibits to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

+	Management contract or compensatory plans or arrangements.

†	Confidential treatment has been requested or granted as to certain portions, which portions have been omitted and filed separately with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DROPCAR, INC.

By:	/s/ Spencer Richardson
Name:	Spencer Richardson
Title:	Chief Executive Officer

Dated: February 5, 2018